Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Becky Herrick	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
Investorrelations@pacificethanol.com	415-433-3777	916-403-2790
paulk@pacificethanol.com

Pacific Ethanol Reports Third Quarter 2017 Results

Achieved record total gallons and production gallons sold, reflecting the impact of the ICP acquisition in the third quarter 2017

Sacramento, CA, November 7, 2017 – Pacific Ethanol, Inc. (NASDAQ: PEIX), a leading producer and marketer of low-carbon renewable fuels and high-quality alcohol products in the United States, reported its financial results for the three and nine months ended September 30, 2017.

Neil Koehler, Pacific Ethanol’s president and CEO, stated: “For the third quarter 2017, Pacific Ethanol reported improving financial performance in light of challenging commodity margin economics. Combined with the positive impact of the July 3rd ICP acquisition, we reported year-over-year and sequential quarterly increases in net sales, gross profit, operating income and Adjusted EBITDA. We now operate nine plants with a total annual production capacity of 605 million gallons. Shortly after the ICP acquisition, we refinanced the associated promissory notes, strengthening our balance sheet and reducing our cost of borrowing.”

Financial Results for the Three Months Ended September 30, 2017 Compared to 2016

The year-over-year increases reflect the impact of the ICP acquisition, including higher professional expenses associated with the acquisition.

•	Net sales were $445.4 million, compared to $417.8 million.
•	Record total gallons sold of 250.0 million, compared to 243.7 million.
•	Record production gallons sold of 141.8 million, compared to 125.5 million.
•	Cost of goods sold was $433.4 million, compared to $411.4 million.
•	Gross profit was $12.1 million, compared to $6.4 million.
•	Selling, general and administrative expenses were $8.7 million, compared to $6.0 million, reflecting increased benefits, non-cash compensation and transaction costs associated with the acquisition of ICP.
•	Operating income was $3.3 million, compared to $0.4 million.
•	Net loss available to common stockholders was $0.5 million, or $0.01 per share, compared to $3.8 million, or $0.09 per share.
•	Adjusted EBITDA was $13.2 million, compared to $9.3 million.
•	Cash and cash equivalents were $56.9 million at September 30, 2017, compared to $68.6 million at December 31, 2016.

1

Financial Results for the Nine Months Ended September 30, 2017 Compared to 2016

•	Net sales were $1,237.0 million, compared to $1,183.0 million.
•	Cost of goods sold was $1,229.0 million, compared to $1,157.9 million.
•	Gross profit was $7.9 million, compared $25.1 million.
•	Selling, general and administrative expenses were $22.9 million, compared to $20.4 million.
•	Operating loss was $15.0 million, compared to operating income of $4.7 million.
•	Net loss available to common stockholders was $22.6 million, or $0.53 per share, compared to $12.6 million, or $0.30 per share.
•	Adjusted EBITDA was $13.9 million, compared to $31.3 million.

Third Quarter 2017 Results Conference Call

Management will host a conference call at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time on November 8th, 2017. CEO Neil Koehler and CFO Bryon McGregor will deliver prepared remarks followed by a question and answer session.

The webcast for the call can be accessed from Pacific Ethanol's website at www.pacificethanol.com. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1 (970) 315-0267. The pass code will be 7063879#. If you are unable to participate on the live call, the webcast will be archived for replay on Pacific Ethanol's website for one year. In addition, a telephonic replay will be available at 2:00 p.m. Eastern Time on Wednesday, November 8th, 2017 through 11:59 p.m. Eastern Time on Wednesday, November 15th, 2017. To access the replay, please dial (855) 859-2056. International callers should dial 00-1-(404) 537-3406. The pass code will be 7063879#.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Pacific Ethanol before interest expense, provision (benefit) for income taxes, asset impairments, purchase accounting adjustments, fair value adjustments, and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure. Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company's performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP, and should not be considered as an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of the company's results as reported under GAAP.

About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is a leading producer and marketer of low-carbon renewable fuels and high-quality alcohol products in the United States. Pacific Ethanol owns and operates nine production facilities, four in the Western states of California, Oregon and Idaho, and five in the Midwestern states of Illinois and Nebraska. The plants have a combined production capacity of 605 million gallons per year, produce over one million tons per year of ethanol co-products – on a dry matter basis – such as wet and dry distillers grains, wet and dry corn gluten feed, condensed distillers solubles, corn gluten meal, corn germ, corn oil, distillers yeast and CO2. Pacific Ethanol markets and distributes fuel-grade ethanol, high-quality alcohol products and co-products domestically and internationally. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets all ethanol and alcohol products for Pacific Ethanol’s plants as well as for third parties, approaching one billion gallons of ethanol marketed annually based on historical volumes. Pacific Ethanol’s subsidiary, Pacific Ag. Products LLC, markets wet and dry distillers grains. For more information please visit www.pacificethanol.com.

2

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include the Pacific Ethanol’s estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Pacific Ethanol’s current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, market conditions, including the supply of and domestic and international demand for ethanol and co-products; statements about the benefits of Pacific Ethanol’s refinancing of the ICP promissory notes; and Pacific Ethanol’s plans, objectives, expectations and intentions. It is important to note that Pacific Ethanol’s plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Pacific Ethanol’s current expectations depending upon a number of factors affecting Pacific Ethanol’s business. These factors include, among others, adverse economic and market conditions, including for ethanol and its co-products; export conditions and international demand for ethanol and co-products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including ethanol production input costs and changes in governmental regulations and policies. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Pacific Ethanol’s products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the ethanol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Pacific Ethanol’s facilities, products and/or businesses; changes in laws and regulations; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Pacific Ethanol’s Form 10-Q filed with the Securities and Exchange Commission on August 9, 2017.

3

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net sales	$445,442	$417,806	$1,236,984	$1,183,039
Cost of goods sold	433,377	411,442	1,229,039	1,157,902
Gross profit	12,065	6,364	7,945	25,137
Selling, general and administrative expenses	8,720	5,971	22,932	20,436
Income (loss) from operations	3,345	393	(14,987)	4,701
Fair value adjustments	–	(69)	473	(53)
Interest expense, net	(3,826)	(3,874)	(9,157)	(16,643)
Other income (expense), net	(60)	32	(293)	92
Loss before provision (benefit) for income taxes	(541)	(3,518)	(23,964)	(11,903)
Provision (benefit) for income taxes	–	–	–	(245)
Consolidated net loss	(541)	(3,518)	(23,964)	(11,658)
Net loss attributed to noncontrolling interests	339	–	2,285	–
Net loss attributed to Pacific Ethanol	$(202)	$(3,518)	$(21,679)	$(11,658)
Preferred stock dividends	$(319)	$(319)	$(946)	$(949)
Net loss available to common stockholders	$(521)	$(3,837)	$(22,625)	$(12,607)
Net loss per share, basic and diluted	$(0.01)	$(0.09)	$(0.53)	$(0.30)
Weighted-average shares outstanding, basic and diluted	42,475	42,226	42,358	42,156

4

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	September 30,	December 31,
ASSETS	2017	2016
Current Assets:
Cash and cash equivalents	$56,923	$68,590
Accounts receivable, net	72,282	86,275
Inventories	71,819	60,070
Prepaid inventory	5,622	9,946
Income tax receivables	129	5,730
Derivative instruments	3,017	978
Other current assets	3,026	3,612
Total current assets	212,818	235,201
Property and equipment, net	509,369	465,190
Other Assets:
Intangible assets, net	2,678	2,678
Other assets	5,785	5,169
Total other assets	8,463	7,847
Total Assets	$730,650	$708,238

5

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	September 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2017	2016
Current Liabilities:
Accounts payable – trade	$41,178	$37,051
Accrued liabilities	22,245	20,280
Current portion – capital leases	799	794
Current portion – long-term debt	20,000	10,500
Derivative instruments	2,755	4,115
Accrued PE Op Co. purchase	3,828	3,828
Other current liabilities	1,591	2,273
Total current liabilities	92,396	78,841

Long-term debt, net of current portion	220,304	188,028
Capital leases, net of current portion	134	547
Warrant liabilities at fair value	–	651
Other liabilities	20,915	21,910
Total Liabilities	333,749	289,977

Stockholders’ Equity:
Pacific Ethanol, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized;
Series A: 0 shares issued and outstanding as of September 30, 2017 and December 31, 2016 Series B: 927 shares issued and outstanding as of September 30, 2017 and December 31, 2016	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 43,971 and 39,772 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	44	40
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 and 3,540 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	–	4
Additional paid-in capital	926,248	922,698
Accumulated other comprehensive loss	(2,620)	(2,620)
Accumulated deficit	(554,858)	(532,233)
Total Pacific Ethanol, Inc. Stockholders’ Equity	368,815	387,890
Noncontrolling Interests	28,086	30,371
Total Stockholders’ Equity	396,901	418,261
Total Liabilities and Stockholders’ Equity	$730,650	$708,238

6

Reconciliation of Adjusted EBITDA to Net Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands) (unaudited)	2017	2016	2017	2016
Net loss attributed to Pacific Ethanol	$(202)	$(3,518)	$(21,679)	$(11,658)
Adjustments:
Interest expense*	3,781	3,874	9,062	16,643
Provision (benefit) for income taxes	–	–	–	(245)
Fair value adjustments	–	69	(473)	53
Depreciation and amortization expense*	9,573	8,857	26,975	26,526
Total adjustments	13,354	12,800	35,564	42,977
Adjusted EBITDA	$13,152	$9,282	$13,885	$31,319

________________

* Adjusted for noncontrolling interests.

7

Commodity Price Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2017	2016	2017	2016
Production gallons sold (in millions)	141.8	125.5	374.0	360.9
Third party gallons sold (in millions)	108.2	118.2	335.2	322.6
Total gallons sold (in millions)	250.0	243.7	709.2	683.5

Production capacity utilization	93%	96%	91%	92%

Average ethanol sales price per gallon	$1.69	$1.62	$1.66	$1.63
Average CBOT ethanol price per gallon	$1.55	$1.49	$1.54	$1.49

Corn cost – CBOT equivalent	$3.69	$3.58	$3.67	$3.70
Average basis	0.11	0.25	0.21	0.27
Delivered corn cost	$3.80	$3.83	$3.88	$3.97

Total co-product tons sold (in thousands)	803.4	702.1	2,223.2	2,050.3
Co-product return % (1)	34.0%	35.7%	34.2%	35.3%

 ________________

(1) Co-product revenue as a percentage of delivered cost of corn.

8